EXHIBIT 5.1

PROCOPIO 12544 High Bluff Drive Suite 400 San Diego, CA 92130 T. 858.720.6300 F. 619.235.0398

DEL MAR HEIGHTS LAS VEGAS orange county SAN DIEGO scottsdale SILICON VALLEY washington d.c.

May 18, 2023

OncoSec Medical Incorporated

820 Bear Tavern Road

Ewing, New Jersey 08628

Re:	Registration Statement on Form S-3 (No. 333-260850)

Ladies and Gentlemen:

We have acted as special counsel to OncoSec Medical Incorporated, a Nevada corporation (the “Company”), in connection with a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on November 8, 2021, which was declared effective by the Commission on November 15, 2021 (No. 333-260850) (the “Registration Statement”), a base prospectus dated November 15, 2021 (the “Base Prospectus”), a prospectus supplement dated May 16, 2023 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The Prospectus relates to a registered direct offering by the Company of 1,408,384 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Shares are being offered and sold pursuant to a Securities Purchase Agreement, dated May 16, 2023 (the “Purchase Agreement”), between the Company and the purchasers named therein. H.C. Wainwright & Co., LLC is acting as placement agent (the “Placement Agent”) in connection with the transaction.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In rendering the opinions expressed below, we have assumed without verification (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals of such copies, and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.

OncoSec Medical Incorporated

May 18, 2023

We have further assumed that the Shares will be issued and sold in the manner stated in the Registration Statement and the Prospectus, and in compliance with the applicable provisions of the Act and the rules and regulations of the Commission thereunder, and the securities or blue sky laws of the various states.

The opinions expressed herein are limited to (i) Title 7, Chapter 78 of the Nevada Revised Statutes and (ii) those Federal securities laws, rules, and regulations of the United States of America, which, in our experience, without having made any special investigation as to the applicability of any specific law, rule, or regulation, are typically applicable to transactions of the nature contemplated in this letter. We express no opinion with respect to the laws of any other jurisdiction, any other laws of the State of Nevada, or the statutes, administrative decisions, rules, regulations and requirements of any county, municipality, subdivision or local authority of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

The Shares, which have been registered pursuant to the Registration Statement and are described in the Prospectus, are duly authorized and when issued, sold and delivered against payment therefor as described in the Prospectus, will be validly issued, fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and Prospectus and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

Very truly yours,

/s/ Procopio, Cory, Hargreaves & Savitch LLP

Procopio, Cory, Hargreaves & Savitch LLP